Exhibit 4.1

BANCO SANTANDER, S.A.

as Issuer,

THE BANK OF NEW YORK MELLON,

London Branch

as Trustee, Calculation Agent and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV,

Luxembourg Branch

as Senior Preferred Debt Securities Registrar

THIRD SUPPLEMENTAL INDENTURE

dated as of May 24, 2022

to

SENIOR PREFERRED DEBT SECURITIES INDENTURE

dated as of June 30, 2021

THIRD SUPPLEMENTAL INDENTURE (“Third Supplemental Indenture”), dated as of May 24, 2022, among BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, as Issuer, THE BANK OF NEW YORK MELLON, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee,” which term includes any successor Trustee), calculation agent (the “Calculation Agent,” which term includes any successor Calculation Agent) and principal paying agent (the “Principal Paying Agent,” which term includes any successor Principal Paying Agent), having its Corporate Trust Office at One Canada Square, London, E14 5AL, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, a société anonyme/naamloze vennootschap, incorporated under the laws of Belgium, as senior preferred debt securities registrar (the “Senior Preferred Debt Securities Registrar”), having its principal office at 2-4 Rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Senior Preferred Debt Securities Indenture dated as of June 30, 2021 (as heretofore supplemented and amended, the “Base Indenture” and, the Base Indenture, as supplemented and amended by this Third Supplemental Indenture, the “Senior Preferred Debt Securities Indenture”), to provide for the issuance of the Company’s senior preferred debt securities (the “Senior Preferred Debt Securities”), including the Senior Preferred Notes (as defined below).

WHEREAS, Section 9.01(d) of the Base Indenture permits the Company and the Trustee to change or eliminate any provisions of the Base Indenture without the consent of Holders, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Senior Preferred Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders;

WHEREAS, there are no Outstanding Senior Preferred Debt Securities of any series created prior to the execution of this Third Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions;

WHEREAS, the Executive Committee of the Company has authorized the entry into this Third Supplemental Indenture and the establishment of the Senior Preferred Notes (as defined below), as required by Section 9.01 of the Base Indenture;

WHEREAS, the parties hereto desire to establish (i) a series of Senior Preferred Debt Securities to be known as the Series 153 3.892% Senior Preferred Fixed Rate Notes due 2024 (the “Fixed Rate Notes”) and (ii) a series of Senior Preferred Debt Securities to be known as the Series 156 Senior Preferred Floating Rate Notes due 2024 (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Senior Preferred Notes”), each pursuant to Sections 2.01 and 3.01 of the Base Indenture. Each of the Fixed Rate Notes and the Floating Rate Notes may be issued from time to time and any Fixed Rate Notes and Floating Rate Notes issued as part of the relevant series created herein will constitute a single series of Senior Preferred Debt Securities under the Senior Preferred Debt Securities Indenture and shall be included in the definition of “Fixed Rate Notes” or “Floating Rate Notes”, as applicable, where the context requires;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Third Supplemental Indenture and the Company has provided the Trustee with an Executive Committee Resolution authorizing the execution of this Third Supplemental Indenture;

WHEREAS, all actions required by the Company to be taken in order to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this Third Supplemental Indenture shall amend and supplement the Base Indenture; and to the extent that the terms of the Base Indenture are inconsistent with such provisions of this Third Supplemental Indenture, the terms of this Third Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Third Supplemental Indenture:

(a) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for the purposes of this Third Supplemental Indenture and the Base Indenture, the term “series” shall mean a series of the Senior Preferred Debt Securities.

ARTICLE 2

FORM OF SENIOR PREFERRED NOTES

Section 2.01. Terms of the Fixed Rate Notes. The following terms relating to the Fixed Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The title of the Fixed Rate Notes shall be designated as: the Series 153 3.892% Senior Preferred Fixed Rate Notes due 2024;

(b) The price at which the Fixed Rate Notes shall be issued is 100.000% of the principal amount thereof;

(c) The aggregate principal amount of the Fixed Rate Notes that may be authenticated and delivered under the Senior Preferred Debt Securities Indenture shall not exceed $1,500,000,000, except as otherwise provided in the Senior Preferred Debt Securities Indenture, including Section 2.01(t) hereof;

(d) Principal on the Fixed Rate Notes shall be payable on May 24, 2024;

(e) The Fixed Rate Notes shall be issued in global registered form on May 24, 2022. From (and including) the date of issuance to (and excluding) the Maturity Date, interest on the Fixed Rate Notes will be payable at a fixed rate of 3.892% per annum. Interest will be payable semi-annually in arrears on May 24 and November 24 each year (each, a “Fixed Interest Payment Date”), commencing on November 24, 2022, up to and including the Maturity Date or any date of earlier redemption;

Interest on the Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. The Regular Record Dates for the Fixed Rate Notes will be 15 calendar days immediately preceding the relevant Fixed Interest Payment Date, whether or not a Business Day. If any scheduled Fixed Interest Payment Date is not a Business Day, the Company will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment;

(f) No premium, upon redemption or otherwise, shall be payable by the Company on the Fixed Rate Notes;

(g) Principal of and any interest on the Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The Fixed Rate Notes shall not be redeemable except as provided in Article 11 of the Senior Preferred Debt Securities Indenture;

(i) The Company shall have no obligation to redeem or purchase the Fixed Rate Notes pursuant to any sinking fund or analogous provision;

(j) The Fixed Rate Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) The principal amount of the Fixed Rate Notes shall be payable, subject to the conditions set forth in Section 3.07 hereto, upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Preferred Debt Securities Indenture;

(l) Additional Amounts in respect of the Fixed Rate Notes shall be payable as set forth in the Senior Preferred Debt Securities Indenture;

(m) The Fixed Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The payment of principal of or interest, if any, on the Fixed Rate Notes shall be payable only in the coin or currency in which the Fixed Rate Notes are denominated;

(o) The Fixed Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company, the Depositary;

(p) The Fixed Rate Notes will not be initially issued in definitive form;

(q) The Events of Default on the Fixed Rate Notes are as provided for in the Senior Preferred Debt Securities Indenture;

(r) The Company agrees with respect to the Fixed Rate Notes and each Holder of the Fixed Rate Notes, by his or her acquisition of the Fixed Rate Notes will be deemed to have agreed to the ranking as described in Section 2.02 of the Senior Preferred Debt Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the Fixed Rate Notes. In addition, each Holder of the Fixed Rate Notes by his or her acquisition of such Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such Fixed Rate Notes as provided in the Senior Preferred Debt Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(s) The form of the Fixed Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit A hereto;

(t) The Company may issue additional Fixed Rate Notes (“Additional Fixed Rate Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Fixed Interest Payment Date, as the Fixed Rate Notes; provided, however, that such Additional Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Fixed Rate Notes unless the Additional Fixed Rate Notes are fungible with the Fixed Rate Notes for U.S. federal income tax purposes. Any such Additional Fixed Rate Notes, together with the Fixed Rate Notes, will constitute a single series of securities under the Senior Preferred Debt Securities Indenture;

(u) The Company appoints The Bank of New York Mellon, London Branch, as the Principal Paying Agent for the Fixed Rate Notes. There is no Calculation Agent for the Fixed Rate Notes;

(v) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Preferred Debt Securities Registrar for the Fixed Rate Notes pursuant to Section 3.05 of the Base Indenture;

(w) If (i) a TLAC/MREL Disqualification Event or (ii) a tax event that would entitle the Company to redeem the Fixed Rate Notes as set forth in Section 11.08 of the Base Indenture, occurs and is continuing, the Company may substitute all (but not some) of the Fixed Rate Notes or modify the terms of all (but not some) of the Fixed Rate Notes as provided for in Section 8.04 of the Senior Preferred Debt Securities Indenture;

(x) Subject to applicable law, neither any Holder or beneficial owner of the Fixed Rate Notes nor the Trustee acting on behalf of the Holders of the Fixed Rate Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Fixed Rate Notes as provided for in Section 5.15 of the Senior Preferred Debt Securities Indenture;

(y) Each Holder of the Fixed Rate Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 12 of the Senior Preferred Debt Securities Indenture; and

(z) The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Preferred Debt Securities Registrar for the Fixed Rate Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 12 of the Senior Preferred Debt Securities Indenture.

Section 2.02. Terms of the Floating Rate Notes. The following terms relating to the Floating Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The title of the Floating Rate Notes shall be designated as: the Series 156 Senior Preferred Floating Rate Notes due 2024;

(b) The price at which the Floating Rate Notes shall be issued is 100.000% of the principal amount thereof;

(c) The aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Senior Preferred Debt Securities Indenture shall not exceed $650,000,000, except as otherwise provided in the Senior Preferred Debt Securities Indenture, including Section 2.02(v) hereof;

(d) Principal on the Floating Rate Notes shall be payable on May 24, 2024;

(e) The Floating Rate Notes shall be issued in global registered form on May 24, 2022. From (and including) the date of issuance to (and excluding) the Maturity Date, the Floating Rate Notes will bear interest at a rate per annum equal to the Compounded SOFR plus 124 basis points, subject to a minimum interest rate of 0% (the “Floating Rate Interest Rate”). Interest will be payable quarterly in arrears on February 24, May 24, August 24, and November 24 of each year (each a “Floating Interest Payment Date”), commencing on August 24, 2022, up to and including the Maturity Date or any date of earlier redemption; provided, that if any scheduled Floating Interest Payment Date, other than the scheduled Maturity Date or date of redemption or repayment, would fall on a day that is not a Business Day, that Floating Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Interest Payment Date will be the immediately preceding Business Day. The Regular Record Dates for the Floating Rate Notes will be 15 calendar days immediately preceding the relevant Floating Interest Payment Date. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the Company will pay any interest and principal and/or any amount payable upon redemption of the Floating Rate Notes, as applicable, on the next succeeding Business Day, but such final Floating Interest Payment Date will not be postponed and interest on that payment will not accrue from and after the scheduled maturity date or date of redemption or repayment. Interest on the Floating Rate Notes shall be determined five U.S. Government Securities Business Days before each Floating Interest Payment Date;

(f) Each interest period on the Floating Rate Notes will begin on (and include) a Floating Interest Payment Date (or, in the case of the first interest period, May 24, 2022) and end on (but exclude) the following Floating Interest Payment Date, or, in the case of the final interest period, the Maturity Date (each an “Interest Period”);

(g) The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360;

(h) No premium, upon redemption or otherwise, shall be payable by the Company on the Floating Rate Notes;

(i) Principal of and any interest on the Floating Rate Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(j) The Floating Rate Notes shall not be redeemable except as provided in Article 11 of the Senior Preferred Debt Securities Indenture;

(k) The Company shall have no obligation to redeem or purchase the Floating Rate Notes pursuant to any sinking fund or analogous provision;

(l) The Floating Rate Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(m) The principal amount of the Floating Rate Notes shall be payable, subject to the conditions set forth in Section 3.07 hereto, upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture, as amended by Section 3.07 hereto;

(n) Additional Amounts in respect of the Floating Rate Notes shall be payable as set forth in the Senior Preferred Debt Securities Indenture;

(o) The Floating Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(p) The payment of principal of or interest, if any, on the Floating Rate Notes shall be payable only in the coin or currency in which the Floating Rate Notes are denominated;

(q) The Floating Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company, the Depositary;

(r) The Floating Rate Notes will not be initially issued in definitive form;

(s) The Events of Default on the Floating Rate Notes are as provided for in the Senior Preferred Debt Securities Indenture;

(t) The Company agrees with respect to the Floating Rate Notes and each Holder of the Floating Rate Notes, by his or her acquisition of the Floating Rate Notes will be deemed to have agreed to the ranking as described in Section 2.02 of the Senior Preferred Debt Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the Floating Rate Notes. In addition, each Holder of the Floating Rate Notes by his or her acquisition of such Floating Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such Floating Rate Notes as provided in the Senior Preferred Debt Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(u) The form of the Floating Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit B hereto;

(v) The Company may issue additional Floating Rate Notes (“Additional Floating Rate Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Floating Rate Interest Payment Date, as the Floating Rate Notes; provided, however, that such Additional Floating Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Floating Rate Notes unless the Additional Floating Rate Notes are fungible with the Floating Rate Notes for U.S. federal income tax purposes. Any such Additional Floating Rate Notes, together with the Floating Rate Notes, will constitute a single series of securities under the Senior Preferred Debt Securities Indenture;

(w) The Company appoints The Bank of New York Mellon, London Branch, as the Principal Paying Agent for the Floating Rate Notes. The initial Calculation Agent for the Floating Rate Notes shall be The Bank of New York Mellon, London Branch pursuant to the terms of a calculation agency agreement dated as of the date hereof between The Bank of New York Mellon, London Branch and the Company (the “Calculation Agency Agreement”);

(x) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Preferred Debt Securities Registrar for the Floating Rate Notes pursuant to Section 3.05 of the Base Indenture;

(y) If (i) a TLAC/MREL Disqualification Event or (ii) a tax event that would entitle the Company to redeem the Floating Rate Notes as set forth in Section 11.08 of the Base Indenture, occurs and is continuing, the Company may substitute all (but not some) of the Floating Rate Notes or modify the terms of all (but not some) of the Floating Rate Notes as provided for in Section 8.04 of the Senior Preferred Debt Securities Indenture;

(z) Subject to applicable law, neither any Holder or beneficial owner of the Floating Rate Notes nor the Trustee acting on behalf of the Holders of the Floating Rate Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Floating Rate Notes as provided for in Section 5.15 of the Senior Preferred Debt Securities Indenture;

(aa) Each Holder of the Floating Rate Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 12 of the Senior Preferred Debt Securities Indenture;

(ab) The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Preferred Debt Securities Registrar for the Floating Rate Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 12 of the Senior Preferred Debt Securities Indenture;

(ac) If the Company or its designee determine on or prior to the relevant SOFR Determination Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR, then the provisions set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes. For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin;

(1) If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and all determinations on all subsequent dates;

(2) In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time. No such change shall affect the Trustee’s or the Calculation Agent’s own rights, duties or immunities under the Base Indenture, the Calculation Agency Agreement or otherwise without their consent;

(3) Any determination, decision, election or calculation that may be made by the Company or its designee pursuant to the provisions described in this section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company or the Calculation Agent’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the Holders of the Floating Rate Notes or any other party;

(4) In no event shall the Calculation Agent, the Trustee or any paying agent be responsible for making any such determination, decision, election or calculation; or have any responsibility to determine whether any manifest error has occurred, and, in the absence of notice from us, may conclusively assume that no manifest error exists and shall suffer no liability in in so assuming;

(ad) None of the Trustee, the Principal Paying Agent or the Calculation Agent (unless the Company is acting in such capacity) shall be under any obligation to: (i) monitor, determine or verify the unavailability or cessation of Compounded SOFR or SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark;

(ai) For the avoidance of doubt, in no event shall the Trustee, the Principal Paying Agent or the Calculation Agent be required to act as the Company’s designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such Trustee, the Principal Paying Agent or Calculation Agent agrees to such appointment in writing;

(aj) In connection with the foregoing, each of the Trustee, the Principal Paying Agent and the Calculation Agent shall be entitled to rely conclusively on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith; and

(ak) None of the Trustee, the Principal Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Third Supplemental Indenture as a result of the unavailability of SOFR, Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Third Supplemental Indenture and reasonably required for the performance of such duties. None of the Trustee, the Principal Paying Agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Company’s designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, the Principal Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of the Company’s designee.

ARTICLE 3

ADDITIONAL TERMS APPLICABLE TO THE SENIOR PREFERRED NOTES

Section 3.01. Addition of Definitions. With respect to the Senior Preferred Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Interest Payment Date” shall mean: (i) the Fixed Interest Payment Date with respect to the Fixed Rate Notes; or (ii) the Floating Interest Payment Date with respect to the Floating Rate Notes.

“Issue Date” means May 24, 2022, being the date of the initial issue of the Senior Preferred Notes.

“Maturity Date” means May 24, 2024.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

Section. 3.02. Addition of Definitions. With respect to the Floating Rate Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the Benchmark Replacement Adjustment for the applicable Benchmark Replacement Date may be selected, recommended or determined on a day other than such Benchmark Replacement Date.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period” and “Observation Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means a compounded average of daily SOFR, that will be determined by the Calculation Agent in respect of any Interest Period in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

Where:

“d” means, in respect of the relevant Observation Period, the number of calendar days in such Observation Period;

“d0” means, in respect of any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“ni” means, in respect of any U.S. Government Securities Business Dayi, in the relevant Observation Period the number of calendar days from, and including, such U.S. Government Securities Business Dayi up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi” means, in respect of any U.S. Government Securities Business Dayi in the relevant Observation Period, the SOFR in respect of such U.S. Government Securities Business Day;

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, which may be a positive or negative value or zero, that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling the number of Observation Shift Days prior to the first day of such Interest Period and ending on, but excluding, the date that is the number of Observation Shift Days prior to the Floating Interest Payment Date for such Interest Period.

“Observation Shift Days” means five U.S. Government Securities Business Days.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the rate determined by the Calculation Agent in respect of a U.S. Government Securities Business Day, in accordance with the following provisions:

(i) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(ii) if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

where:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Section 3.03. Replacement of Definitions. With respect to the Senior Preferred Notes only, Section 1.01 of the Base Indenture is amended to replace in their entirety the following definitions:

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, the CRD IV, the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator then applicable to the Company and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group).

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is closed for business.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 or such other regulation as may come into effect in place thereof, as amended from time to time.

“Qualifying Notes” means, with respect to each series of Senior Preferred Debt Securities, at any time, any securities issued directly by the Company that have terms not otherwise materially less favorable to the holders of the Senior Preferred Debt Securities of such series than the terms of the Senior Preferred Debt Securities of such series, provided that such securities shall:

(i) contain terms which comply with the then current requirements for TLAC/MREL Eligible Instruments as embodied in the Applicable Banking Regulations;

(ii) carry the same rate of interest as the Senior Preferred Debt Securities of such series prior to the relevant substitution or variation pursuant to Section 8.04 of the Senior Preferred Debt Securities Indenture;

(iii) have the same denomination and aggregate outstanding principal amount as the Senior Preferred Debt Securities of such series prior to the relevant substitution or variation pursuant to Section 8.04 of the Senior Preferred Debt Securities Indenture;

(iv) have the same date of maturity and the same dates for payment of interest as the Notes prior to the relevant substitution or variation pursuant to Section 8.04 of the Senior Preferred Debt Securities Indenture;

(v) have at least the same ranking as the Senior Preferred Debt Securities of such series;

(vi) not, immediately following such substitution or variation, be subject to (i) a TLAC/MREL Disqualification Event and/or (ii) a tax event that would entitle the Company to redeem the Senior Preferred Debt Securities of such series as set forth under Section 11.08 of the Senior Preferred Debt Securities Indenture; and

(vii) be listed or admitted to trading on any stock exchange as selected by the Company, if the Senior Preferred Debt Securities of such series were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or variation pursuant to Section 8.04 of the Senior Preferred Debt Securities Indenture.

“Regular Record Date” means the date that is 15 calendar days immediately preceding the relevant Interest Payment Date, whether or not a Business Day.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator as is required therefor under Applicable Banking Regulations.

“TLAC/MREL Disqualification Event” shall have occurred at any time that all or part of the outstanding nominal amount of a series of Senior Preferred Debt Securities does not fully qualify as TLAC/MREL Eligible Instruments of the Company and/or the Group, except where such non-qualification (i) is due solely to the remaining maturity of the Senior Preferred Debt Securities of such series being less than any period prescribed for TLAC/MREL Eligible Instruments by the Applicable Banking Regulations as at the issue date of the relevant series of Senior Preferred Debt Securities or (ii) is as a result of the Senior Preferred Debt Securities of such series being bought back by or on behalf of the Company or a buy back of the Senior Preferred Debt Securities of such series which is funded by or on behalf of the Company.

Section 3.04. Payment. Notwithstanding Section 3.07 of the Base Indenture, payments of interest, if any, and any Additional Amounts on the Senior Preferred Notes may be made by wire transfer of immediately available funds.

Section 3.05. Deletion of Satisfaction and Discharge Provisions. With respect to the Senior Preferred Notes only, Article 4 of the Base Indenture is deleted in its entirety.

Section 3.06. Replacement of Provisions with Respect to Events of Default. With respect to the Senior Preferred Notes only, Section 5.01(a) of the Base Indenture is hereby replaced with the following:

Except as otherwise provided pursuant to Section 3.01, if any of the following events occurs and is continuing with respect to the Senior Preferred Debt Securities of any series, it shall constitute an “Event of Default”:

(i) Non-payment: default is made in the payment of any interest or principal due in respect of the Senior Preferred Debt Securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified pursuant to Section 3.01); or

(ii) Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of the Company (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural), provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of the Company at the time of such transaction).

Section 3.07. Replacement of Provisions with Respect to Acceleration of Maturity; Rescission and Annulment. With respect to the Senior Preferred Notes only, Section 5.02 of the Base Indenture is hereby replaced with the following:

Enforcement of Remedies. (a) If an Event of Default occurs as set forth in paragraph (a)(i) of Section 5.01, then the Trustee or the Holders of at least 25% in outstanding principal amount of the Senior Preferred Debt Securities of that series may institute proceedings for the winding up or liquidation of the Company but may take no further action in respect of such default.

If an Event of Default occurs as set forth in paragraph (a)(ii) of Section 5.01, then the Trustee or the Holders of at least 25% in outstanding principal amount of the Senior Preferred Debt Securities of that series may declare such Senior Preferred Debt Securities of such series immediately due and payable whereupon the Senior Preferred Debt Securities of such series shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their Early Termination Amount together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (a)(i) and (a)(ii) of Section 5.01, the Trustee or the holders of at least 25% in outstanding principal amount of the Senior Preferred Debt Securities of any series may at their discretion and without further notice, institute such proceedings against the Company as they may think fit to enforce any obligation, condition or provision binding on the Company under the Senior Preferred Debt Securities of such series, provided that, except as provided in Section 5.01(a)(ii) winding-up above, the Company shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the Senior Preferred Debt Securities of such series sooner than the same would otherwise have been payable by it or any damages.

Section 3.08. Replacement of Provisions with Respect to Waiver of Right of Set-off. With respect to the Senior Preferred Notes only, Section 5.15 of the Base Indenture is hereby replaced with the following:

Waiver of Right of Set-off. Subject to applicable law, neither any Holder or beneficial owner of the Senior Preferred Debt Securities of any series, nor the Trustee acting on behalf of the Holders of the Senior Preferred Debt Securities of such series may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Senior Preferred Debt Securities of such series or this Senior Preferred Debt Securities Indenture and each Holder and beneficial owner of the Senior Preferred Debt Securities of such series, by virtue of its holding of any Senior Preferred Debt Securities of such series or any interest therein, and the Trustee acting on behalf of the Holders of the Senior Preferred Debt Securities of such series, shall be deemed to have waived all such rights of set-off, netting, compensation or retention. If, notwithstanding the above, any amounts due and payable to any Holder or beneficial owner of a Senior Preferred Debt Security of any series, or any interest therein by the Company in respect of, or arising under, the Senior Preferred Debt Securities of such series are discharged by set-off, such Holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if the event of any voluntary or involuntary liquidation of the Company shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Section 3.09. Replacement of Provisions with Respect to Substitution and Variation. With respect to the Senior Preferred Notes only, the first paragraph of Section 8.04 of the Base Indenture is hereby replaced with the following:

Substitution and Variation. If (i) a TLAC/MREL Disqualification Event or (ii) a tax event that would entitle the Company to redeem the Senior Preferred Debt Securities of any series as set forth in Section 11.08 of the Base Indenture, occurs and is continuing, the Company may substitute all (but not some) of the Senior Preferred Debt Securities of any series or modify the terms of all (but not some) of the Senior Preferred Debt Securities of any series, without any requirement for the consent or approval of the holders of the Senior Preferred Debt Securities of any series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 30 days’ notice to the Holders of any series in accordance with Section 1.06 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor, if and as required under Applicable Banking Regulations.

Section 3.10. [Reserved]

Section 3.11. Replacement of Provisions with Respect to Optional Redemption for Taxation Reasons. With respect to the Senior Preferred Notes only, Section 11.08 of the Base Indenture is hereby replaced with the following:

Optional Redemption for Taxation Reasons. If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the first issued Senior Preferred Debt Securities of such series, the Company shall determine that (a) the Company would be required to pay Additional Amounts pursuant to Section 10.04 or (b) the Company would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on such series of Senior Preferred Debt Securities or the value of such deduction to the Company would be materially reduced or (c) the applicable tax treatment of the Senior Preferred Debt Securities of such series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by the Company to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, the Company may, at its option and having given no less than 15 nor more than 30 days’ notice to the Holders of the Senior Preferred Debt Securities of such series in accordance with Section 11.04 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the Outstanding Senior Preferred Debt Securities of such series (in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early tax redemption amount (the “Early Redemption Amount (Tax)”) (which shall be their principal amount), together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Senior Preferred Debt Securities of such series then due and (ii) redemption due to changes in tax treatment pursuant to this Section 11.08 may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to the Company obtaining Supervisory Permission therefor, if and as required.

Section 3.12. Replacement of Provisions with Respect to Repurchase of Senior Preferred Debt Securities. With respect to the Senior Preferred Notes only, Section 11.09 of the Base Indenture is hereby replaced with the following:

Repurchase of Senior Preferred Debt Securities. The Company and any of its subsidiaries or any third party designated by any of them, may at any time repurchase Senior Preferred Debt Securities of any series in the open market or otherwise and at any price; provided that the repurchase of the Senior Preferred Debt Securities of such series by the Company or any of its subsidiaries shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to the prior consent of the Regulator and/or the Relevant Resolution Authority, if and as required.

Section 3.13. Deletion of Provisions with Respect to Optional Early Redemption (Call). With respect to the Senior Preferred Notes only, Section 11.10 of the Base Indenture is deleted in its entirety.

Section 3.14. Deletion of Provisions with Respect to Optional Early Redemption (Put). With respect to the Senior Preferred Notes only, Section 11.11 of the Base Indenture is deleted in its entirety.

Section 3.15. Deletion of Provisions with Respect to Optional Redemption for TLAC/MREL Disqualification Event. With respect to the Senior Preferred Notes only, Section 11.12 of the Base Indenture is deleted in its entirety.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by each of the Company and the Trustee, the Base Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Senior Preferred Notes or otherwise as applicable.

Section 4.02. Confirmation of Indenture. The Senior Preferred Debt Securities Indenture, with respect to the Senior Preferred Notes or otherwise as applicable, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Senior Preferred

Notes or otherwise as applicable, be read, taken and construed as one and the same instrument. This Third Supplemental Indenture constitutes an integral part of the Senior Preferred Debt Securities Indenture and, where applicable, with respect to the Senior Preferred Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail where applicable.

Section 4.03. Concerning the Trustee. The Trustee does not make any representations as to the validity, sufficiency or adequacy of this Third Supplemental Indenture or the Senior Preferred Notes. The recitals and statements herein and in the Senior Preferred Notes are deemed to be those of the Company and not the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.04. Governing Law. The Senior Preferred Debt Securities Indenture and the Senior Preferred Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 2.02 of the Senior Preferred Debt Securities Indenture, Sections 2.01(r) and 2.02 (t) of this Third Supplemental Indenture and the status provisions of the Senior Preferred Notes, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Preferred Debt Securities Indenture and the Senior Preferred Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 4.05. Separability. In case any provision contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile, e-mail or other electronic format (e.g., PDF, “tif” or “jpg”) transmission and other electronically imaged signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, e-mail or other electronic format (e.g., PDF, “tif” or “jpg”) shall be deemed to be their original signatures for all purposes. This Third Supplemental Indenture and any indenture supplemental hereto and any other document, certificate or opinion delivered in connection with this Third Supplemental Indenture, such supplemental indenture or the issuance and delivery of the Senior Preferred Debt Securities may be signed by or on behalf of the Company and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign).

Section 4.07. Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Third Supplemental Indenture and related financing documents and delivered using e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, the “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.08. Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Third Supplemental Indenture or any other agreements, arrangements, or understanding between the Senior Preferred Debt Securities Registrar and the Company or any Holder, the Company and each Holder acknowledges and accepts that a BRRD Liability arising under this Third Supplemental Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Senior Preferred Debt Securities Registrar to the Company or to any Holder under this Third Supplemental Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Senior Preferred Debt Securities Registrar or another person, and the issue to or conferral on the Company or on any Holder of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Third Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority in respect of the Senior Preferred Debt Securities Registrar.

Solely as used in this Section 4.08:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Senior Preferred Debt Securities Registrar.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

BANCO SANTANDER, S.A., as Issuer

By:	/s/ Juan Urigoen Irusta
Name:Juan Urigoen Irusta
Title: Authorized Signatory

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON, London Branch, as Trustee, Calculation Agent and Principal Paying Agent

By:	/s/ Michael Lee
Name:Michael Lee
Title: Authorized Signatory

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, as Registrar

By:	/s/ Michael Lee
Name:Michael Lee
Title: Authorized Signatory

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE SENIOR PREFERRED DEBT SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR FIXED RATE NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RANKING OF THIS NOTE IS SET FORTH IN SECTION 2.02 OF THE SENIOR PREFERRED DEBT SECURITIES INDENTURE, AND SECTION 2.01(r) OF THE THIRD SUPPLEMENTAL INDENTURE, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTIONS 2.02 AND 2.01(r), RESPECTIVELY, AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 2.02 OF THE SENIOR PREFERRED DEBT SECURITIES INDENTURE, SECTION 2.01(r) OF THE THIRD SUPPLEMENTAL INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AM1

ISIN No. US05971KAM18

SERIES 153 3.892% SENIOR PREFERRED FIXED RATE NOTES DUE 2024 (THE “FIXED RATE NOTES”)

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company”, which term includes any successor person under the Senior Preferred Debt Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $     ( dollars) on May 24, 2024 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2022, and ending on May 24, 2024 (each, an “Interest Payment Date”). Interest so payable on any Interest Payment Date shall be paid to the Holder in whose name this Note is registered on the 15th calendar day immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, as defined in the Senior Preferred Debt Securities Indenture (each a “Regular Record Date”).

From (and including) the date of issuance to (and excluding) the Maturity Date, interest on this Note will be payable at a fixed rate of 3.892% per annum.

Payments of interest on this Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month.

Payment of the principal amount of and any interest on, this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder. If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Senior Preferred Debt Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The Fixed Rate Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For information purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate principal amount of the Fixed Rate Notes, i.e., US$1,500,000,000 was equivalent to approximately €1,437,600,000, at the Bloomberg reference exchange rate as of May 16, 2022 of US$1.00 per €0.95840. Amounts due on the Notes shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on and any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), this Note shall not be entitled to any benefit under the Senior Preferred Debt Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the Fixed Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Fixed Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority:

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is closed for business.

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof, as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

The public deed of issuance (escritura de emisión) related to the Fixed Rate Notes represented hereby was executed on May 19, 2022 before Mr. Miguel Ruiz-Gallardón García de la Rasilla with the number 3,513 of his records.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

BANCO SANTANDER, S.A., as Issuer

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Preferred Debt Securities of the series designated herein referred to in the within-mentioned Senior Preferred Debt Securities Indenture.

Dated:

THE BANK OF NEW YORK MELLON, London Branch, as Trustee

By:
Name:
Title:

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series 153 3.892% Senior Preferred Fixed Rate Notes due 2024 (herein called the “Fixed Rate Notes”) issued and to be issued in one or more series under a Senior Preferred Debt Securities Indenture, dated as of June 30, 2021, as heretofore supplemented and amended (herein called the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Third Supplemental Indenture, dated as of May 24, 2022, among the Company, The Bank of New York Mellon, London Branch, as Trustee, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon, Luxembourg Branch, as Senior Preferred Debt Securities Registrar (the “Third Supplemental Indenture”, and, the Base Indenture, as amended and supplemented by the Third Supplemental Indenture, the “Senior Preferred Debt Securities Indenture”) to which Senior Preferred Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the Fixed Rate Notes and of the terms upon which the Fixed Rate Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Senior Preferred Debt Securities Indenture unless otherwise indicated. The terms of the Fixed Rate Notes include those stated in the Senior Preferred Debt Securities Indenture. The Fixed Rate Notes are subject to all such terms, and Holders are referred to the Senior Preferred Debt Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Senior Preferred Debt Securities Indenture, the terms of the Senior Preferred Debt Securities Indenture will control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,500,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the Fixed Rate Notes, issue additional Senior Preferred Debt Securities under the Senior Preferred Debt Securities Indenture, having the same ranking and same interest rate, maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first interest payment date, as the Fixed Rate Notes; provided, however, that such additional Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Fixed Rate Notes unless the additional Fixed Rate Notes are fungible with the Fixed Rate Notes for U.S. federal income tax purposes. Any such additional Fixed Rate Notes, together with the Fixed Rate Notes, will constitute a single series of Fixed Rate Notes under the Senior Preferred Debt Securities Indenture and shall be included in the definition of “Senior Preferred Debt Securities” in the Base Indenture where the context requires.

The payment obligations of the Company under the Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of the Company and, upon the insolvency of Banco Santander (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined below) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined below) and (y) any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 281 of the Spanish Insolvency Law (as defined below).

Claims of Holders of Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of the Company.

The obligations of the Company under the Fixed Rate Notes are subject to the Bail-in Power.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of the Company (including the Fixed Rate Notes), other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2 of Law 11/2015 (including any senior non preferred notes) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended from time to time.

The provisions of Section 2.02 of the Senior Preferred Debt Securities Indenture, and Section 2.01(r) of the Third Supplemental Indenture shall apply only to rights or claims payable with respect to the Fixed Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the Fixed Rate Notes and each Holder of the Fixed Rate Notes, by his or her acquisition of the Fixed Rate Notes will be deemed to have agreed to the ranking as described herein. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the Fixed Rate Notes. In addition, each Holder of the Fixed Rate Notes by his or her acquisition of such Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such Fixed Rate Notes as provided in the Senior Preferred Debt Securities Indenture, and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the Fixed Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Fixed Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof, as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Fixed Rate Notes shall not constitute an event of default and the terms and conditions of the Fixed Rate Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the Fixed Rate Notes subject to any modification of the amount of distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Company entities incorporated in the relevant member state.

No repayment or payment of Amounts Due, if any, on the Fixed Rate Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of this Note, each Holder of this Note, (which, for the purposes of this clause, includes each Holder of a beneficial interest in this Note), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Note.

Additionally, by its acquisition of this Note, each Holder of this Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Fixed Rate Notes with respect to any portion of the Fixed Rate Notes that are written-down, converted to equity and/or cancelled under the Fixed Rate Debt Securities Indenture, which authorizes Holders of a majority in aggregate outstanding principal amount of the outstanding Fixed Rate Notes to direct certain actions relating to the Fixed Rate Notes; and

(ii) the Senior Preferred Debt Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the Fixed Rate Notes remain outstanding, there will at all times be a Trustee for the Fixed Rate Notes in accordance with the Senior Preferred Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Fixed Rate Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Note, each Holder of this Note acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Fixed Rate Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing this Note, each Holder (including each beneficial owner) of this Note shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the Fixed Rate Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the Fixed Rate Notes.

Each Holder of this Note that acquires such Fixed Rate Notes in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the Fixed Rate Notes that acquire the Fixed Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Fixed Rate Notes, including in relation to the Bail-in-Power.

Additional terms of the Fixed Rate Notes, including but not limited to events of default, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of the Fixed Rate Notes upon certain regulatory events, and amendment are set forth in the Senior Preferred Debt Securities Indenture.

The Senior Preferred Debt Securities Indenture and the Fixed Rate Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 2.02 of the Senior Preferred Debt Securities Indenture, Section 2.01(r) of the Third Supplemental Indenture and the status of the Fixed Rate Notes, which shall be governed by and construed in accordance with the laws of The Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Preferred Debt Securities Indenture and the Fixed Rate Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The Fixed Rate Notes and this Note have been issued in the State of New York.

EXHIBIT B

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE SENIOR PREFERRED DEBT SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR FLOATING RATE NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RANKING OF THIS NOTE IS SET FORTH IN SECTION 2.02 OF THE SENIOR PREFERRED DEBT SECURITIES INDENTURE, AND SECTION 2.02(t) OF THE THIRD SUPPLEMENTAL INDENTURE, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTIONS 2.02 AND 2.02(t), RESPECTIVELY, AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 2.02 OF THE SENIOR PREFERRED DEBT SECURITIES INDENTURE, SECTION 2.02(t) OF THE THIRD SUPPLEMENTAL INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AN9

ISIN No. US05971KAN90

SERIES 156 FLOATING RATE SENIOR NOTES DUE 2024 (THE “FLOATING RATE NOTES”)

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company”, which term includes any successor person under the Senior Preferred Debt Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $     ( dollars) on May 24, 2024 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon quarterly in arrears on February 24, May 24, August 24, and November 24 of each year, commencing on August 24, 2022 up to and including the Maturity Date or any date of earlier redemption (each a “Floating Interest Payment Date”). Interest so payable on any Floating Interest Payment Date shall be paid to the Holder in whose name this Note is registered on the 15th calendar day immediately preceding the relevant Floating Interest Payment Date, whether or not such day is a Business Day, as defined in the Senior Preferred Debt Securities Indenture (each a “Regular Record Date”).

From (and including) the date of issuance to (and excluding) the Maturity Date, the Floating Rate Notes will bear interest at the Floating Rate Interest Rate.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Payment of the principal amount of and any interest on, this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder. If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Senior Preferred Debt Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The Floating Rate Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For information purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate principal amount of the Floating Rate Notes, i.e., US$650,000,000 was equivalent to approximately €622,960,000, at the Bloomberg reference exchange rate as of May 16, 2022 of US$1.00 per €0.95840. Amounts due on the Notes shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on and any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), this Note shall not be entitled to any benefit under the Senior Preferred Debt Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the Floating Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Floating Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority:

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Floating Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is closed for business.

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof, as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

The public deed of issuance (escritura de emisión) related to the Floating Rate Notes represented hereby was executed on May 19, 2022 before Mr. Miguel Ruiz-Gallardón García de la Rasilla with the number 3,513 of his records.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

BANCO SANTANDER, S.A., as Issuer

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Preferred Debt Securities of the series designated herein referred to in the within-mentioned Senior Preferred Debt Securities Indenture.

Dated:

THE BANK OF NEW YORK MELLON, London Branch, as Trustee

By:
Name:
Title:

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series 156 Senior Preferred Floating Rate Notes due 2024 (herein called the “Floating Rate Notes”) issued and to be issued in one or more series under a Senior Preferred Debt Securities Indenture, dated as of June 30, 2021, as heretofore supplemented and amended (herein called the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Third Supplemental Indenture, dated as of May 24, 2022, among the Company, The Bank of New York Mellon, London Branch, as Trustee, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon, Luxembourg Branch, as Senior Preferred Debt Securities Registrar (the “Third Supplemental Indenture”, and, the Base Indenture, as amended and supplemented by the Third Supplemental Indenture, the “Senior Preferred Debt Securities Indenture”) to which Senior Preferred Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the Floating Rate Notes and of the terms upon which the Floating Rate Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Senior Preferred Debt Securities Indenture unless otherwise indicated. The terms of the Floating Rate Notes include those stated in the Senior Preferred Debt Securities Indenture. The Floating Rate Notes are subject to all such terms, and Holders are referred to the Senior Preferred Debt Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Senior Preferred Debt Securities Indenture, the terms of the Senior Preferred Debt Securities Indenture will control.

The Company promises to pay interest on the principal amount of the Floating Rate Notes at a rate per annum equal to the Compounded SOFR plus 124 basis points, subject to a minimum interest rate of 0% (the “Floating Rate Interest Rate”), as further described below.

Interest will be paid quarterly on the Floating Interest Payment Date. If any scheduled Floating Interest Payment Date, other than the scheduled Maturity Date or date of redemption or repayment, would fall on a day that is not a Business Day, that Floating Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Interest Payment Date will be the immediately preceding Business Day. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the Company will pay any interest and principal and/or any amount payable upon redemption of the Floating Rate Notes, as applicable, on the next succeeding Business Day, but such final Floating Interest Payment Date will not be postponed and interest on that payment will not accrue from and after the scheduled maturity date or date of redemption or repayment. Interest on the Floating Rate Notes shall be determined five U.S. Government Securities Business Days before each Floating Interest Payment Date.

Each interest period on the Floating Rate Notes will begin on (and include) a Floating Interest Payment Date (or, in the case of the first interest period, May 24, 2022) and end on (but exclude) the following Floating Interest Payment Date, or, in the case of the final interest period, the Maturity Date (each an “Interest Period”).

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

With respect to any Interest Period, “Compounded SOFR” means a compounded average of daily SOFR, that will be determined by the Calculation Agent in respect of any Interest Period in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

Where:

“d” means, in respect of the relevant Observation Period, the number of calendar days in such Observation Period;

“d0” means, in respect of any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“ni” means, in respect of any U.S. Government Securities Business Dayi, in the relevant Observation Period the number of calendar days from, and including, such U.S. Government Securities Business Dayi up to, but excluding, the following U.S. Government Securities Business Day;

“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling the number of Observation Shift Days prior to the first day of such Interest Period and ending on, but excluding, the date that is the number of Observation Shift Days prior to the Floating Interest Payment Date for such Interest Period;

“Observation Shift Days” means five U.S. Government Securities Business Days; and

“SOFRi” means, in respect of any U.S. Government Securities Business Dayi in the relevant Observation Period, the SOFR in respect of such U.S. Government Securities Business Day;

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“SOFR” means the rate determined by the Calculation Agent in respect of a U.S. Government Securities Business Day, in accordance with the following provisions:

(i) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(ii) if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

where:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

Notwithstanding anything to the contrary herein, if the Company or its designee determine on or prior to the relevant SOFR Determination Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR, then the provisions set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time. No such change shall affect the Trustee’s or the Calculation Agent’s own rights, duties or immunities under the Indenture, the Calculation Agency Agreement or otherwise without their consent.

Any determination, decision, election or calculation that may be made by the Company or its designee pursuant to the provisions described in this section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company or the Calculation Agent’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the Holders of the Floating Rate Notes or any other party.

In no event shall the Calculation Agent, the Trustee or any paying agent be responsible for making any such determination, decision, election or calculation; or have any responsibility to determine whether any manifest error has occurred, and, in the absence of notice from us, may conclusively assume that no manifest error exists and shall suffer no liability in in so assuming.

None of the Trustee, the Principal Paying Agent or the Calculation Agent (unless the Company is acting in such capacity) shall be under any obligation to: (i) monitor, determine or verify the unavailability or cessation of Compounded SOFR or SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark.

For the avoidance of doubt, in no event shall the Trustee, the Principal Paying Agent or the Calculation Agent be required to act as the Company’s designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such Trustee, the Principal Paying Agent or Calculation Agent agrees to such appointment in writing.

In connection with the foregoing, each of the Trustee, the Principal Paying Agent and the Calculation Agent shall be entitled to rely conclusively on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.

None of the Trustee, the Principal Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Third Supplemental Indenture as a result of the unavailability of SOFR, Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the Third Supplemental Indenture and reasonably required for the performance of such duties. None of the Trustee, the Principal Paying Agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Company’s designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, the Principal Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of the Company’s designee.

As used herein, the following definitions apply:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the Benchmark Replacement Adjustment for the applicable Benchmark Replacement Date may be selected, recommended or determined on a day other than such Benchmark Replacement Date.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period” and “Observation Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, which may be a positive or negative value or zero, that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $650,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the Floating Rate Notes, issue additional Senior Preferred Debt Securities under the Senior Preferred Debt Securities Indenture, having the same ranking and same interest rate, maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first interest payment date, as the Floating Rate Notes; provided, however, that such additional Floating Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Floating Rate Notes unless the additional Floating Rate Notes are fungible with the Floating Rate Notes for U.S. federal income tax purposes. Any such additional Floating Rate Notes, together with the Floating Rate Notes, will constitute a single series of Floating Rate Notes under the Senior Preferred Debt Securities Indenture and shall be included in the definition of “Senior Preferred Debt Securities” in the Base Indenture where the context requires.

The payment obligations of the Company under the Floating Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of the Company and, upon the insolvency of Banco Santander (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined below) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined below) and (y) any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 281 of the Spanish Insolvency Law (as defined below).

Claims of Holders of Floating Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of the Company.

The obligations of the Company under the Floating Rate Notes are subject to the Bail-in Power.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of the Company (including the Floating Rate Notes), other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2 of Law 11/2015 (including any senior non preferred notes) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended from time to time.

The provisions of Section 2.02 of the Senior Preferred Debt Securities Indenture, and Section 2.02(t) of the Third Supplemental Indenture shall apply only to rights or claims payable with respect to the Floating Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the Floating Rate Notes and each Holder of the Floating Rate Notes, by his or her acquisition of the Floating Rate Notes will be deemed to have agreed to the ranking as described herein. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the Floating Rate Notes. In addition, each Holder of the Floating Rate Notes by his or her acquisition of such Floating Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such Floating Rate Notes as provided in the Senior Preferred Debt Securities Indenture, and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the Floating Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Floating Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Floating Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof, as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Floating Rate Notes shall not constitute an event of default and the terms and conditions of the Floating Rate Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the Floating Rate Notes subject to any modification of the amount of distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Company entities incorporated in the relevant member state.

No repayment or payment of Amounts Due, if any, on the Floating Rate Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of this Note, each Holder of this Note, (which, for the purposes of this clause, includes each Holder of a beneficial interest in this Note), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Note.

Additionally, by its acquisition of this Note, each Holder of this Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Floating Rate Notes with respect to any portion of the Floating Rate Notes that are written-down, converted to equity and/or cancelled under the Senior Preferred Debt Securities Indenture, which authorizes Holders of a majority in aggregate outstanding principal amount of the outstanding Floating Rate Notes to direct certain actions relating to the Floating Rate Notes; and

(ii) the Senior Preferred Debt Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the Floating Rate Notes remain outstanding, there will at all times be a Trustee for the Floating Rate Notes in accordance with the Senior Preferred Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Floating Rate Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Note, each Holder of this Note acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Floating Rate Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing this Note, each Holder (including each beneficial owner) of this Note shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the Floating Rate Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the Floating Rate Notes.

Each Holder of this Note that acquires such Floating Rate Notes in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the Floating Rate Notes that acquire the Floating Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Floating Rate Notes, including in relation to the Bail-in-Power.

Additional terms of the Floating Rate Notes, including but not limited to events of default, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of the Floating Rate Notes upon certain regulatory events, and amendment are set forth in the Senior Preferred Debt Securities Indenture.

The Senior Preferred Debt Securities Indenture and the Floating Rate Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 2.02 of the Senior Preferred Debt Securities Indenture, Section 2.02(t) of the Third Supplemental Indenture and the status of the Floating Rate Notes, which shall be governed by and construed in accordance with the laws of The Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Preferred Debt Securities Indenture and the Floating Rate Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The Floating Rate Notes and this Note have been issued in the State of New York.